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                                  EXHIBIT 10.6

               AGREEMENT TO PURCHASE BUSINESS DATED MAY 9, 1995,
                  BETWEEN THE COMPANY AND MEYBOHM REALTY, INC.

                              CROWELL & CO., INC.


                         AGREEMENT TO PURCHASE BUSINESS

   This Agreement made 9th day of May 1995, between Crowell & Co., Inc., a corporation organized and existing under the laws of the State of Georgia, hereinafter referred to as "Seller," and Meybohm Realty, Inc., a corporation organized and existing under the laws of the State of Georgia, hereinafter referred to as "Buyer."

   The parties recite and declare:

   WHEREAS, The Seller owns and conducts a Residential Real Estate Brokerage business under the firm name of Crowell & Co., Inc., in the Central Savannah River Area, which encompasses Aiken and Edgefield Counties, South Carolina, as well as Richmond, Columbia, and Burke Counties, Georgia.

   WHEREAS, Crowell & Co., Inc., also maintains a commercial real estate brokerage business and a land development business which is not involved or contemplated by this agreement.

   WHEREAS, That the agreement is specifically limited to the sale of the Residential Real Estate Brokerage business of Crowell & Co., Inc.

   WHEREAS, Seller previously used his Residential Real Estate Brokerage business to market properties developed by it's land development division; and;

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   WHEREAS,  Seller desires in the future to utilize exclusively the services of
Meybohm Realty to sell and market land developed by Crowell & Co., Inc.;
The following is the agreement of the parties.

                                  SECTION ONE
                                  DEFINITIONS

   As used herein the following terms are defined as follows:
   Crowell & Co., Inc., Agents: Any and all Residential Real Estate Agents whose
   ---------------------------
Independent Contract Agreements are assigned to Meybohm Realty, Inc., at the time of closing.

   Net Company Dollar:  Money earned by Meybohm Realty, Inc., after deduction of
   ------------------
either selling or listing agents commission plus applicable bonus, if any and or any applicable referral fees and any and all monies paid to Crowell & Co., Inc., pursuant to Section Four, paragraph b, supra. For clarity purposes examples are
                                       -----
attached hereto and integrated into this agreement.

   Gross Company Dollar:  Money earned by Meybohm Realty, Inc., from the closing
   ---------------------
of a real estate transaction, through the direct effort of a Crowell & Co., Inc., agent after payment of either a selling and/or listing agents commission, any applicable bonus and any referral fees. For clarity purposes examples are attached hereto and integrated into this agreement.

   Effective Date of Closing:  June 1, 1995.
   --------------------------

   Listing:  Shall include a re-listing agreement of a listing agreement
   -------
transferred to Meybohm Realty for which the listing agreement does not expire for a period of more than thirty [30] days, and the re-listing agreement is with a Crowell & Co., Inc., agent.

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                                  SECTION TWO
                                SALE OF BUSINESS

   That Crowell & Co., Inc., desires to sell and Meybohm Realty desires to buy the Seller's Residential Real Estate business for the price and on the terms and conditions hereinafter set forth.

   Crowell & Co., Inc., will sell to Buyer free and clear of all liabilities and encumbrances Seller's Residential Real Estate Brokerage business, and its Institute of Real Estate, along with all furniture, fixtures, and equipment (including any software and licenses on the computers and marketed and sold by Untied Data Systems, Inc.), located in the Seller's offices at 2448 Washington Road, Augusta, Richmond County, Georgia, and 454 West Martintown Road, North Augusta, Aiken County, South Carolina. Seller agrees to assign for the benefit of Meybohm Realty, Inc., any and all contract rights related to its residential real estate business except for rights to proceeds of residential real estate sales contracts which are entered into prior to the effective date of the closing. There shall be no assumption of liabilities by the Buyer.

   If any listing agreement, independent contract agreement, or any other contractual right contemplated by the parties to be assigned by Seller to the Buyer is not assignable without the specific written consent of the third party, Seller will use its best efforts to obtain the consent of the other party to such assignment.

                                 SECTION THREE
           EXCLUSIVE MARKETING AGREEMENT FOR RESIDENTIAL DEVELOPMENT

   Crowell & Co., Inc., agrees that Meybohm Realty, Inc., will be its exclusive marketing agent for any residential developments which it may undertake. The exclusive marketing agreement may be re-evaluated by either party after July 1, 1997.

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                                  SECTION FOUR
                                 CONSIDERATION

   In consideration for the transfer of the above residential real estate brokerage business and the Exclusive Marketing agreement Meybohm Realty agrees to pay Crowell & Co., as follows:

   a) The sum of One Hundred Thousand Dollars [$100,000.00] on or before June 1, 1995.

   B) Thirteen and thirty-three hundredths [13.33%] percent of Crowell & Co., agents earnings for contracts entered into within twelve [12] months from the effective date of closing and closed.

   C)   i)   Twenty percent [20%] of Net Company Dollar earned by Meybohm
Realty, Inc., on all listings transferred from Crowell & Co., to Meybohm Realty on the effective date of closing for which contracts are entered into within twelve [12] months from the effective date of closing, and Meybohm Realty pursuant to Section Four, paragraph b) supra pays a fee to Crowell & Co., Inc.,
                                       -----
on both the listing and sales side of a transaction; or

        ii) Twenty percent [20%] of the Gross Company Dollar earned by Meybohm Realty, Inc., on all listings transferred from Crowell & Co. to Meybohm Realty, Inc., on all listings transferred from Crowell & Co. to Meybohm Realty on the effective date of closing for which contracts are entered into within twelve [12] months from the effective date of closing, and Meybohm Realty pursuant to Section Four, paragraph b) supra pays a fee to Crowell & Co., Inc. on only the
                           -----
listing side of a transaction.

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   Payments due to seller from production by Crowell & Co., Inc., agents and closing of listings will be payable on the tenth [10th] day of each month following the month for which said earnings are earned.

   E) Meybohm Realty on July 1, 1996, will pay Seller the total sum of Sixty Thousand Dollars [$60,000.00] as long as Crowell and Co., Inc., and its related entities have sold and closed, with Meybohm Realty as its agent, at least seventy five [75] lots in the preceding thirteen [13] months. Meybohm Realty on July 1, 1997 will pay Seller the total sum of Sixty Thousand Dollars [$60,000.00] as long as Crowell & Co., Inc., and its related entities have sold and closed, with Meybohm Realty as its agent, at least seventy five [75] lots in the preceding twelve [12] months. Should Crowell & Co., Inc., or any related entity fail to close at least seventy five [75] lots in any of the preceding twelve [12] or thirteen [13] month periods as outlined above, a pro-rata penalty of $800.00 per lot shall be assessed from the $60,000.00 payment. There will be no increase in the $60,000.00 payment if more than 75 lots are sold. [Example:
If seventy [70] lots are sold and closed from June 1, 1995 to May 31, 1996, a payment of $56,000.00 is due; comparatively, if eighty lots are sold and closed during the same period of time, a payment of $60,000.00 is due].

                                  SECTION FIVE
                          ALLOCATION OF PURCHASE PRICE

   The purchase price as stated in the above Section Four will be allocated to the various assets of the business at closing.

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                                  SECTION SIX
                                    CLOSING

   This agreement will close on or before May 31, 1995, at the office of Scott
J. Klosinski, P.C., drafter of the documents, at 3525-B Walton Way Extension, Augusta, Georgia. At such time the Seller will deliver to the Buyer a Bill of Sale and all other instruments as is required for the proper consummation of this transaction. On such closing date, adjustments will be made for premiums on insurance, taxes and any other items which require adjustment. The date of closing shall not effect the effective date of the closing.

                                 SECTION SEVEN
                            COVENANT NOT TO COMPETE

   Seller and its President, Otis L. Crowell, agree to execute a Covenant Not to Compete, in form and substance satisfactory to the Buyer, at closing, which will prohibit both the Seller and Otis L. Crowell from participating in any way directly or indirectly in any Residential Real Estate Brokerage business within Aiken and Edgefield Counties of South Carolina, and Richmond, Columbia, and Burke Counties of the State of Georgia for a term of three [3] years from the date of closing. This agreement shall not affect either present and or future commercial agents of Crowell & Co., Inc.

                                 SECTION EIGHT
                               RENTAL OF BUILDING

   The building located at the Washington Road address and owned by Otis L. Crowell will be sublet by Crowell & Co., Inc., to Meybohm Realty for a three [3] year period beginning June 1, 1995. The sublease agreement will be a Net/Net/Net lease

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with annual rent as more specifically stated in that certain
June 1, 1989, lease agreement between Otis L. Crowell and Crowell & Co., Inc. Attached hereto is the lease agreement. Meybohm Realty agrees to abide by the terms of said Lease. Meybohm Realty, Inc., shall have the right to terminate said sublease agreement by giving written notice to Crowell & Co., Inc., but said notice must be given prior to March 1 of the year Meybohm Realty seeks to cancel the Sublease Agreement.

                                  SECTION NINE
                              RECORDS AND THE LIKE

   All records, customers' lists, correspondence, all files and advertising materials, and data relating to the residential real estate brokerage business are included in the sale. Crowell & Co., Inc., shall retain its escrow account.


                                  SECTION TEN
            CONTINUATION OF BUSINESS RELATIONSHIP BEYOND AGREEMENTS

   The parties recognize that in making this agreement the compatibility of the organizations. It is the intent of both organizations that the business relationship as formally outlined in the above agreement will continue beyond the expiration of any agreements.

                                 SECTION ELEVEN
                                 BINDING EFFECT

   This agreement is the result of negotiations between the two parties and construction of the agreement be in accordance with Georgia law.

   Crowell & Co., Inc., shall have the right upon reasonable notification, to review records material to performance under this agreement.

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   E. G. Meybohm, President of Meybohm Realty, Inc., shall execute at closing a personal guaranty of the yearly sixty thousand dollar [$60,000.00] payments to Crowell & Co., Inc.

   In witness whereof, the parties have executed this agreement on the 9th day of May, 1995.


Buyer:                      Seller:
MEYBOHM REALTY, INC.        CROWELL & CO., INC.


E.G. Meybohm                Otis L. Crowell
By It's: President          By It's: President


I consent to the terms of this agreement as they concern me as landlord and as subject to the covenant not to compete.


Otis L. Crowell, Individually

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                                    EXAMPLE
ASSUMPTIONS:
A 50/50 split by the sale and listing agents.
A 50/50 split between the agent and Meybohm Realty.

1. A contract is entered into and a closing takes place which generates a total commission of $7,000.00. The listing agreement was transferred to Meybohm Realty by Crowell & Co., Inc., and the property was sold by a Meybohm Realty Agent.

$7,000 paid to Meybohm Realty, Inc.
  $3,500 allocated to sales.          $3,500 allocated to listing.
  $1,750 paid to sales agent          $1,750 paid to listing agent.
  ------                              ------
  $1,750 Company Dollar               $1,750 Gross Company Dollar

13.333% of $1,750 or $233.33 is payable to Crowell & Co., Inc., for efforts of the Crowell Agent who listed the property. An additional 20% or $350.00 is paid to Crowell & Co. for the listing. No money is payable on the sales side since this was Company Dollar generated exclusively by Meybohm Realty. Total payable $588.33.Here Mark thinks that the Company dollar for which a commission is paid is $3,500.

2. A contract is entered into and a closing takes place which generates a total commission of $7,000.00. The listing agreement was transferred to Meybohm Realty by Crowell & Co., Inc., and the property was sold by a Crowell & Co. agent.

$7,000 paid to Meybohm Realty, Inc.
  $3,500 allocated to sales.          $3,500 allocated to listing.
  $1,750 paid to sales agent          $1,750 paid to listing agent.
  ------                              ------
  $1,750 Gross Company Dollar         $1,750 Gross Company Dollar

13.33% of $1,750 or $233.33 is payable to Crowell & Co.,
Inc., for efforts of the Crowell Agent who listed the property, and an additional 13.33% of $1,750 or $233.33 is payable to Crowell & Co. for efforts of the Crowell & Co. agent who sold the property. The Gross Company Dollar is $3500.00 and a deduction of $466.66 [the summation of the monies paid to Crowell & Co., Inc., based on Agents earnings] leaves a Net Company dollar of $3033.34. On the Net Company Dollar 20% or $606.67 is paid to Crowell & Co. for the listing. Total payable $1073.33.

3. A contract is entered into and a closing takes place which generates a total commission of $7,000.00. The listing agreement was Meybohm Realty listing, and the property was sold by a Crowell & Co. agent.

$7,000 paid to Meybohm Realty, Inc.

  $3,500 allocated to sales.          $3,500 allocated to listing.
  $1,750 paid to sales agent          $1,750 paid to listing agent.
  ------                              ------
  $1,750 Company Dollar               $1,750 Company Dollar

13.33% of $1,750 or 233.33 is payable to Crowell & Co. for efforts of the Crowell & Co. agent who sold the property. No money is payable on the listing side. Total payable to Crowell & Co. is $233.33.

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